Exhibit 99.1

BioLife Solutions Preliminary 2013 Revenue Grows to $9 Million

58% Year over Year Growth Driven by Increased Adoption of Proprietary Products and Contract Manufacturing Services

BOTHELL, Wash., Jan. 6, 2014 /PRNewswire/ -- BioLife Solutions, Inc. (OTCQB: BLFS), a leading developer, manufacturer and marketer of proprietary clinical-grade hypothermic storage and cryopreservation freeze media and precision thermal shipping products for cells and tissues, today announced preliminary revenue of $9.0 million for the full year 2013. This represents 58% growth over 2012, driven by increased shipments to a large contract-manufacturing customer and expanded adoption of CryoStor® freeze media and HypoThermosol® storage/shipping media in clinical trial stage cell-based regenerative medicine products and therapies.

BioLife Solutions Chief Executive Officer, Mike Rice stated, "2013 was another great year for BioLife, made possible by the dedication and commitment of our team, which demonstrated the ability to execute both strategically and operationally.  Cell and tissue-based regenerative medicine products and therapies have the potential to transform the way life-threatening and debilitating diseases are treated throughout the world.  With our proprietary biopreservation media products now incorporated into over 100 clinical programs, BioLife has the potential to significantly grow revenue and profits as our customers obtain regulatory approval and commence manufacturing and distribution of their commercial products."

The recently published visiongain Translational Regenerative Medicine market research report forecasts that the regenerative medicine market comprised of cell and gene therapies and tissue-engineered products will grow to more than $23 billion by 2024.  BioLife's expects to participate in this market growth by providing biopreservation media and precision thermal packaging products used to store, freeze, ship, and administer clinical cells and tissues to patients.

Rice continued, "In 2013, we continued to utilize our manufacturing capacity to serve a select group of contract manufacturing customers.  This part of our business grew significantly over last year but contributes lower gross margin than sales of our proprietary products. We will continue to seek additional opportunities to provide aseptic media formulation, fill, and finish services on a contract basis while the regenerative medicine market matures over the next several years."

On December 16, 2013, BioLife announced that it had applied to trade its common shares on the NASDAQ Capital Market®, to be enabled by a reverse stock split and the conversion of all debt into common stock.

BioLife Solutions expects to file its 2013 10-K annual report by February 15, 2014.

About BioLife Solutions

BioLife Solutions is a Bothell, Washington-based life sciences tools provider.  The Company develops, manufactures and markets hypothermic storage and cryopreservation solutions and precision thermal shipping products for cells, tissues, and organs. The Company's proprietary HypoThermosol® and CryoStor® platform of solutions are highly valued in the biobanking, drug discovery, and regenerative medicine markets. BioLife's biopreservation media products are serum-free and protein-free, fully defined, and are formulated to reduce preservation-induced cell damage and death.  BioLife's enabling technology provides commercial companies and clinical researchers significant improvement in shelf life and post-preservation viability and function of cells, tissues, and organs.  For more information please visit www.biolifesolutions.com, and follow BioLife on Twitter.

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning a potential reverse stock split, a potential uplisting or conversion of debt into equity. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, including among other things, the risk that the Reverse Stock Split will not be effected, the risk that the NASDAQ listing or debt conversion will not be completed, and those other factors described in our risk factors set forth in our filings with the Securities and Exchange Commission from time to time, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission. We undertake no obligation to update the forward-looking statements contained herein or to reflect events or circumstances occurring after the date hereof, other than as may be required by applicable law.

Media & Investor Relations

Daphne Taylor
Senior Vice President, Chief Financial Officer
(425) 402-1400
dtaylor@biolifesolutions.com